UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 2, 2004
(Date of earliest event reported)

Advanced Fibre Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28734	68-0277743

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1465 North McDowell Boulevard, Petaluma, CA	94954

(Address of principal executive offices)	(Zip Code)

(707) 794-7700
(Registrant’s telephone number,
including area code)

Item 5. Other Events.

     Advanced Fibre Communications, Inc. (“AFC”) has received a copy of a complaint filed by a purported stockholder against AFC, its current directors and Tellabs, Inc. in the Court of Chancery of the State of Delaware in and for New Castle County. The complaint alleges, among other things, that AFC’s directors, in approving the previously announced merger of AFC with a subsidiary of Tellabs, breached their fiduciary duties to AFC’s stockholders because, according to the complaint, the consideration to be received by AFC stockholders pursuant to the merger is “inadequate.” The plaintiff purports to represent a class of all AFC stockholders. The complaint seeks to prevent the consummation of the merger or, in the alternative, damages in an unstated amount.

     AFC believes the allegations in the complaint are without merit and AFC and its directors will vigorously contest this action. Completion of the proposed merger involving AFC and Tellabs is subject to customary closing conditions, including the approval of AFC stockholders. The Board of Directors of AFC approved the proposed merger based on its determination that it is in the best interests of AFC and its stockholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2004

ADVANCED FIBRE COMMUNICATIONS, INC

By: /s/ Keith E. Pratt
Name: Keith E. Pratt Title: Chief Financial Officer, Senior Vice President, Finance and Administration, and Assistant Secretary

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